Exhibit 10.2
FOC FINANCIAL L.P.
2025 S. AIRPORT BLVD.
CHANDLER, ARIZONA 85249
May 6, 2005
Prolink Solutions, LLC
7970 South Kyrene Road
Tempe, Arizona 85283
Attn: Lawrence Bain

Re:	$1,000,000 Revolving Line of Credit Loan to PROLINK SOLUTIONS, LLC, a Delaware corporation from FOC FINANCIAL LIMITED PARTNERSHIP, an Arizona limited partnership
Gentlemen:
     This letter agreement (the “Agreement”), when executed by PROLINK SOLUTIONS LLC. (Prolink), a Delaware corporation (“Borrower”) and FOC FINANCIAL LIMITED PARTNERSHIP (FOC), an Arizona Limited Partnership (“Lender”), will constitute a binding agreement enforceable by and against the parties hereto.
     Lender, in its sole discretion, may make advances (the “loan”) to Borrower from time to time in an amount not to exceed One Million Dollars ($1,000,000”) (the “Maximum Amount”) on the terms and conditions hereinafter set forth. The Loan shall be evidenced by that certain Revolving Promissory Note of even date herewith in the principal amount of One Million Dollars ($1,000,000) (the “Note”). Principal and interest shall be due and payable in accordance with the terms and conditions of the Note. This Agreement, the Note, and such additional security documents and any other instrument now or hereafter executed and delivered in connection with the loan evidenced hereby, as the same may be amended, supplemental or otherwise modified and in effect from time to time, are hereinafter collectively referred to as the “Loan Documents”.
     The Loan shall constitute a revolving line of credit loan and advances may be borrowed, repaid, and reborrowed on a revolving basis through the Funding Termination Date, as defined in the Note. Although the outstanding principal balance of the Loan may be zero from time to time, the Loan Documents will remain in full force and effect until all obligations are paid and performed in full. Upon the occurrence of an Event of Default, Lender may suspend or terminate the obligation of Lender to make advances of the Loan.
     From time to time prior to the Funding Termination Date, Borrower may request that Lender fund advances under this Loan in an amount equal to the sum of 90% of the Base Purchase Price plus Prolink’s share of the Finance Purchase Price Profit with respect to a Prolink System, but in no event more than an amount that when added to the then outstanding principal balance of the Loan would exceed the Maximum Amount (the “System Advance Amount”). Lender will endeavor to notify Prolink within two (2) business days after receipt of information regarding a proposed funding whether it intends to loan the System Advance Amount with respect to such proposed Funded Prolink System. If Lender elects, in its sole discretion, to loan the System Advance Amount to Borrower, Lender shall make such advances within two (2) business days after the conditions precedent in the following paragraph have been satisfied with respect to the Funded Prolink System.
     Lender’s obligation to make advances as provided in the Note is subject to the following conditions precedent: (a) Approval by Lender of the executed Pay for Play or Lease Agreement between PFG finance and the Golf Course Customer for the funded Prolink System ( the “Funded Prolink System”); (b) Confirmation of credit Approval by PFG of the Golf Course Customer; (c) Receipt of a detailed description and the System Advance Amount of the Funded Prolink System; (d) Confirmation of shipment of the Funded Prolink System to the Golf Course Customer; and (e) Such other documents as Lender in its reasonable discretion may require, each in form and substance reasonably satisfactory to Lender. At such time as all of the conditions precedent to an advance have been satisfied, Prolink will provide to Lender a written certification to such effect, together with such back-up documentation as Lender shall reasonably request.
     In consideration for Lender making any advance to Prolink, Prolink agrees to pay to Lender a loan origination fee (the “Loan Fee”) equal to one-half of one percent (.5%) of the System Advance Amount with respect to such Funded Prolink System, which is fully earned and non-refundable upon the making of the advance, and will be withheld by Lender from the System Advance Amount.
     Prolink shall repay Lender the System Advance Amount with respect to the Funded Prolink System within three (3) business days after confirmation of good, collected funds by Prolink from the sale of such Funded Prolink System. If PFG notifies Prolink that it does not intend to pay for a Funded Prolink System or Prolink has reason to believe that PFG does not intend to pay for a Funded Prolink System or payment for a funded Prolink System is more than 60 days past due, Prolink shall notify its board of directors of such breach or anticipatory breach by PFG.
     If any Funded Prolink System is rejected, returned, or recovered, Borrower shall use its best efforts to remarket such Funded Prolink System. As long as it is commercially feasible, such rejected, returned, or recovered Funded Prolink System shall be given priority over other Prolink Systems. If the rejected, returned, or recovered Prolink Funded System is defective, or other unsaleable, Borrower shall replace such defective or unsaleable Funded Prolink System with another Prolink System of equal quality. Prolink shall execute any necessary documents, instrument and agreements to perfect or preserve the perfection and priority of Lender’s security interest in such replacement ProLink System. If any such Funded ProLink System or replacement ProLink System is not remarketed and shipped to a new Golf Course Customer within 60 days from the date of the notice to the ProLink board of directors in the immediately preceding paragraph, ProLink shall notify its board of directors that the Funded ProLink System or replacement ProLink System has not been remarketed and shipped.

     As security for the payment and performance of all of ProLink’s obligations under this Agreement, ProLink hereby grants to Lender a continuing lien on, and security interest in, all of ProLink’s right, title, and interest in and to the Funded ProLink Systems and all proceeds and accounts arising therefrom, whether now owned or hereafter acquired or existing (the “Collateral”). To the extent allowable under applicable law, the Uniform Commercial Code of Arizona, Arizona Revised Statutes 47-1101, et seq., shall govern the perfection of the security interests granted herein. ProLink hereby irrevocably authorizes Lender at any time and from time to time to file in any Uniform commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate that Lender has a perfected security interest in the Collateral and (b) contain any other information required by Article 9 of the Uniform Commercial Code for the sufficiency or filing office acceptance of any financing statement or amendment. ProLink shall execute such other additional documents, instruments and agreements as requested by Lender to evidence or better perfect the security granted herein. Notwithstanding anything to the contrary contained herein, so long as Comerica Bank-California and its successors and assigns (collectively, “Comerica”) have any loans outstanding to ProLink or is committed to make any advances to ProLink, Lender shall standstill and shall not commence any litigation or pursue any non-judicial or self-help remedies or take any other enforcement action against ProLink to collect the outstanding principal balance, any accrued and unpaid interest or any other charges under the Loan or take any other action that would cause an Event of Default under the Credit Agreement between ProLink and Comerica; provided, however, so long as Comerica has not notified Lender in writing that an Event of Default has occurred and is continuing under the Credit Agreement between ProLink and Comerica, Lender may receive from ProLink and retain all Loan Fees, principal and interest payments and other charges payable under this Agreement and the Note. The address for notices to Lender is FOC Financial Limited Partnership, 2025 South airport Boulevard, Chandler, AZ 85249, Attn: Steven Fisher, Facsimile: 480-782-9152. Lender may change its address for notices by delivering written notice to Comerica at its address, and in the manner provided, in the Credit Agreement.
     The terms and provisions of this Agreement shall be construed in accordance with the laws of the State of Arizona.
     The parties hereto agree that the time is of the essence as to each and every provision of this agreement.
     Kindly indicate your understanding and agreement with the terms and conditions of this letter agreement by signing the enclosed copy of this agreement and returning same to us.

LENDER:

FOC FINANCIAL LIMITED PARTNERSHIP, an
Arizona limited partnership

By:

Name:

Title:

CONSENTED AND AGREED TO:

BORROWER:

PROLINK SOLUTIONS, LLC., a Delaware corporation

By:

Name:

Title: